ZIMMER HOLDINGS, INC. AND SUBSIDIARIES	2004 FORM 10-K

Consent of Independent Registered Public Accounting Firm	Exhibit 23

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-65940, 333-65958, 333-101265 and 333-101243) of Zimmer Holdings, Inc. of our report dated March 9, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Chicago, IL
March 11, 2005
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